Exhibit 2

                        HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                              Three Months Ended
                                              September 30, 1999
                                              ------------------

Operating Revenues                               $ 9,879,679
                                                 -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation       7,940,013
   Operation Expense                               4,340,568
   Maintenance Expense                                10,075
   Property, Franchise and Other Taxes               829,931
   Depreciation, Depletion and Amortization        2,573,113
                                                 -----------
Total Operating Expenses                          15,693,700
                                                 -----------

Operating Income (Loss)                           (5,814,021)
                                                 -----------

Other Income                                         731,772
                                                 -----------

Interest Charges                                   2,526,073
                                                 -----------

Income (Loss) Before Income Taxes                 (7,608,322)
                                                 -----------

Income Taxes - Current                            (4,609,517)
             - Deferred                            3,645,106
                                                 -----------
                                                    (964,411)
                                                 -----------

Minority Interest in Foreign Subsidiaries            923,644
                                                 -----------

Net Income (Loss)                                $(5,720,267)
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